CERTIFICATION

Alan Feldman, President, and Steven R. Saltzman, Treasurer of Resource Real Estate Diversified Income Fund (the “Registrant”), each certify to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2014 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Treasurer

Resource Real Estate Diversified Income Fund

Resource Real Estate Diversified Income Fund

/s/ Alan Feldman

/s/ Steven R. Saltzman

Alan Feldman

Steven R. Saltzman

Date:

05/09/2014

Date:

05/09/2014

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Resource Real Estate Diversified Income Fund and will be retained by Resource Real Estate Diversified Income Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.